Attachment ‘A’ to Information Circular

SIGNALIFE, INC.

2006 OMNIBUS EQUITY COMPENSATION PLAN

SIGNALIFE, INC.

531 SOUTH MAIN STREET, SUITE 103

GREENVILLE, SOUTH CAROLINA 29601

TELEPHONE: (864) 233-2300 / FACSIMILE: (864) 233-2100

2006

SIGNALIFE, INC.

OMNIBUS EQUITY COMPENSATION PLAN

Signalife, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, hereby adopts this Signalife, Inc. 2006 Omnibus Equity Compensation Plan on June 7, 2006.

WHEREAS, the growth, development and financial success of the Company (and any parents and/or any subsidiaries of the Company) is and will remain dependent, in significant part, upon the judgment, initiative, efforts and services of their respective employees, officers, directors, consultants and advisors, and the ability of the Company to attract and retain such persons; and

WHEREAS, the Company desires to create a stock plan which will afford it the ability to offer or provide such persons with inducements and incentives in the form of capital stock of the Company, rights to acquire or purchase capital stock of the Company, and rights based upon the value of or appreciation in the value of the capital stock of the Company, in order to attract, motivate and compensate them, both for their past and prospective efforts, as well as to encourage them to acquire and hold stock in the Company.

Article One
—
DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Plan that are not defined in this Article One shall have the meaning set forth elsewhere in this Plan):

“Award” collectively and severally refers to any Options, Stock Awards, Stock Unit Awards or Stock Appreciation Rights granted or awarded under this Plan.

“Awardee” means any Participant who, at a particular time, receives the grant of an Award.

“Award Agreement” collectively and severally refers (within the meaning of section 5.02(1)) to a Stock Option Certificate in the case of the grant of Options; a Stock Award Agreement in the case of the grant of a Stock Award; a Stock Unit Award Agreement in the case of the grant of a Stock Unit Award; and an SAR Agreement in the case of the grant of Stock Appreciation Rights.

“Board” means the Board of Directors of the Company, as such body may be reconstituted from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended (references herein to sections of the Code are intended to refer to sections of the Code as enacted at the time of the adoption of this Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

“Common Shares” means the Company’s common stock, par value $0.0001.

“Company” means Signalife, Inc., a Delaware corporation, and its successors.

“Consultant” means any natural person who, in a capacity other than as an Employee or Director, provides bona fide services pursuant to a contract in a consulting or advisory capacity to the Company and/or to any Parent and/or to any Subsidiary other than any services pursuant to a contract within the parameters set forth in section 5.01.

“Director” means any Person who is voted or appointed as a member of the Board of Directors of the Company and/or of any Parent and/or of any Subsidiary, whether such Person is so engaged at the time this Plan is adopted or becomes so engaged subsequent to the adoption of this Plan.

“Employee” means any Person who is an “employee” of the Company and/or of any Parent and/or of any Subsidiary within the meaning of Sections 422(a)(2) and 3401(c) of the Code, whether such Person is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

“Executive Officer” means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.  Officers of any Parent and/or of any Subsidiary of the Company shall be deemed Executive Officers of the Company if they perform such policy-making functions for the Company.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, including any regulations or rules promulgated by the SEC thereunder (references herein to sections of the Exchange Act are intended to refer to sections of the Exchange Act as enacted at the time of the adoption of this Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Exchange Act resulting from recodification, renumbering or otherwise).

“Exercisable Awards” means any Awards under this Plan (including Options, Stock Unit Awards and Stock Appreciation Rights) pursuant to which an Awardee will have the right, either by exercise thereof or pursuant to a stated maturity date, to receive, purchase or acquire Shares or cash.

“Fair Market Value” of a Common Share as of a given valuation date means the closing price of the Common Shares on the American Stock Exchange or “AMEX”, or any other principal exchange or over-the-counter market on which the Common Shares are then trading as reported by such exchange or market (or as reported by any composite index which includes such principal exchange) for the trading day previous to the date of valuation, or if the Common Shares are not traded on such date, on the next preceding trading day during which a trade occurred.  If the Common Shares are not publicly traded on an exchange or over-the-counter market, the Fair Market Value shall be determined by the Board acting in good faith on such basis as it deems appropriate (including quotations by market makers if the Common Shares are traded over-the-counter on the Pink Sheets on the date in question should the Plan Administrator deem such quotations to be appropriate given the volume and circumstances of trades).  The Fair Market Value as determined above shall be subject to such discount as the Plan Administrator may, in its sole discretion and without obligation to do so, determine to be appropriate to reflect any such impairments to the value of the associated  Shares to which the valuation relates such as, by way of example and not limitation, (i) the fact that such Shares constitute unregistered securities (whether or not considered “restricted stock” or “control stock” within the meaning of Rule 144 of the Securities Act), and/or (ii) such Shares are subject to vesting or transfer conditions, risk of forfeiture, or repurchase rights or rights of first refusal which impair their value including, without limitation, any vesting, transfer and forfeiture conditions or restrictions more particularly described in Article Seven; provided, however, in the event of the grant or award of an Incentive Option, no discount shall be given with respect to any impairments in value attributable to any restriction which, by its terms, will never lapse within the meaning of Section 422(c)(7) of the Code.

“Forfeitable Shares” means any Shares (including Shares that are also classified as Restricted Shares) that are subject to forfeiture within the meaning of section 7.01(2) of this Plan.

“Governing Laws” collectively refers to the laws (including any regulations or rules promulgated thereunder) of any country, state, territory, province or other jurisdiction that may be applicable to this Plan or the administration of this Plan or the grant or exercise of an Award or issuance or acquisition or purchase of Shares under this Plan including, to the extent applicable, the Securities Laws, the Code and the Delaware General Corporate Law.

“Incentive Option” means any Option which qualifies under Section 422 of the Code, and is specifically granted as an Incentive Option pursuant to section 5.04 of this Plan.

“Non-Qualified Option” means any Option granted under this Plan other than an Incentive Option within the meaning of section 5.04.

“Option” means common share purchase options entitling the holder to purchase a specified number of Shares under this Plan at a fixed or determinable price over a specified period of time.  Unless specific reference is made thereto, the term “Options” shall be construed as referring to both Non-Qualified Options (including Replacement Options within the meaning of section 5.03(3) of this Plan) and Incentive Options.

“Parent” means any “parent” of the Company, as such term is defined by, or interpreted under, Rule 701 promulgated under the Securities Act, including any such parent which is a corporation, partnership, limited partnership or limited liability company to the extent permitted under Rule 701.

“Participant” means any Person who, at the applicable time of the grant of an Award under this Plan, is a current or prospective Employee, Director or Consultant eligible to receive the grant of an Award within the parameters of section 5.01.

“Payroll Taxes” means any employment or similar taxes which the Company shall have the obligation to withhold from an Awardee under any applicable Governing Laws in connection with the grant and/or exercise of any Award or grant, acquisition or purchase of any Shares, as the case may be.

“Person” is defined, in its broadest sense, to mean any individual, entity or fiduciary such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, limited liability companies/partnerships or fiduciary arrangements (such as trusts and custodial arrangements).

“Plan” means this Signalife, Inc. 2006 Omnibus Equity Compensation Plan.

“Plan Administrator” means to the Person or Persons who are administering this Plan in accordance with Article Four of this Plan, to wit, the Board, this Plan Administration Committee, or any Director-Officers designated by the Board or this Plan Administration Committee.

“Plan Administration Committee” means that Committee comprised of members of the Board that may be appointed by the Board to administer and interpret this Plan within the meaning of section 4.02 of this Plan.

“Reporting Company” means a corporation which registers its equity securities pursuant to Sections 12(b) or 12(g) of the Exchange Act; provided, however, any foreign corporation which registers its equity securities as a “foreign private issuer” shall not be deemed a Reporting Company for purposes of this Plan unless and until such time as it is required or elects to register its equity securities as a foreign issuer other than a foreign private issuer.

“Restricted Shares” means any Shares (including Shares that are also classified as Forfeitable Shares) that are subject to vesting or transfer conditions within the meaning of section 7.01(2) of this Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, including all regulations or rules promulgated by the SEC thereunder (references herein to sections of the Securities Act are intended to refer to sections of the Securities Act as enacted at the time of the adoption of this Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Securities Act resulting from recodification, renumbering or otherwise).

“Securities Laws” collectively refer to the securities laws (including any regulations or rules promulgated thereunder) of any country, state, territory, province or other jurisdiction (including the federal securities laws of the United States, the securities or “blue sky” laws of each state or territory of the United States, and the securities laws of each province of Canada) which may apply to the grant or exercise of an Award or issuance or acquisition or purchase of Shares under this Plan by reason of, among other things, the Company’s maintaining offices in and/or the Awardee of an Award residing in such country, state, territory, province or other jurisdiction at the time of such transaction.

“Shares” means any Common Shares mandated for issuance under this Plan in accordance with section 3.01of this Plan, including Common Shares issued, available for issuance or reserved for issuance.

“Stock Appreciation Rights” means capital appreciation rights pursuant to which an Awardee shall have the right under this Plan, over a specified period of time, to receive an amount equal to the Fair Market Value of a number of Shares as of the date of exercise of the Award over an amount not less than the Fair Market Value of such Shares as of the date of grant of the Award (or a portion of such appreciation based upon a formula or other limitations or caps selected by the Plan Administrator).

“Stock Award” means outright grants of Shares under this Plan.

“Stock Unit Awards” means capital appreciation rights pursuant to which an Awardee shall have the right under this Plan, as of a specified maturity date, to receive a cash payment amount equal in amount to the Fair Market Value (or a portion of such value based upon a formula or other limitations or caps selected by the Plan Administrator) of a specified number of Shares.

“Subsidiary” means any “majority-owned subsidiary” of the Company, as such term is defined by, or interpreted under, Rule 701 promulgated under the Securities Act, including any such subsidiary which is a corporation, partnership, limited partnership or limited liability company to the extent permitted under Rule 701.  The term Subsidiary shall specifically exclude any majority-owned subsidiaries (other than the Company, if applicable) of any Parent.

“Transfer” has the meaning ascribed to such term in section 12.01 of this Plan.

“Ten Percent Stockholder” means any Person who owns, either directly or indirectly, at the time such Person is granted an Award, stock of the Company possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of any Parent and/or any Subsidiary, the meaning of Section 422A(b)(6) of the Code.  In determining whether a Person is a Ten Percent Stockholder, such Person shall be treated as owning stock owned by certain relatives of such Person and certain stock owned by corporations in which such Person is a stockholder, partnerships in which the Person is a partner, and estates or trusts of which such Person is a beneficiary, all as provided in Section 425(d) of the Code.

“Termination Of Awardee” has the meaning ascribed to such term in section 8.01 of this Plan.

Article Two
—
ORGANIZATIONAL MATTERS

2.01

Effective Date Of Plan

The Plan shall be effective as of such date as this Plan is adopted by the Board.

2.02

Period Over Which Awards Can Be Granted Under Plan

The power and authority of the Plan Administrator to grant Awards under this Plan shall terminate ten (10) years after date on which this Plan became effective or on such earlier date as the Board may designate.

2.03

Term Of Plan

The Plan shall terminate on the later of: (i) that period described in section 2.02 or (ii) such date as all Awards under this Plan have been fully exercised or lapsed and there are no remaining vesting, transfer or forfeiture conditions or restrictions with respect to any Shares issued, acquired or purchased under any Award.

Article Three
—
STOCK POOL

3.01

Shares Initially Reserved for Issuance

The Company reserves five million eight hundred forty-two thousand thousand and four hundred six (5,842,406) Common Shares for issuance under this Plan (the “Stock Pool”).  Common Shares reserved for issuance under the Stock Plan shall be referred to in this Plan as “Shares”.  The aggregate number of Shares in the Stock Pool shall be subject to adjustment as provided in section 3.02 and section 3.03.  For purposes of determining the number of Shares issued under this Plan, no Shares shall be deemed issued until they are actually delivered to a Participant or his successor pursuant to the terms of this Plan.  The Company shall not grant Awards under this Plan to the extent there are not a sufficient number of Shares available under this Plan after taking into consideration Shares reserved for issuance in connection with outstanding but unexercised Exercisable Awards.

3.02

Adjustments To Stock Pool

(1)

Shares covered by Awards that either wholly or in part are not earned, or that expire or are forfeited, terminated, canceled, settled in cash, payable in cash or exchanged for other Awards, shall be available for future issuance under Awards.

(2)

Shares tendered to or withheld by the Company in connection with the exercise of Exercisable Awards, or the payment of any applicable Payroll Taxes on any Award, shall also be available for future issuance under Awards.

(3)

The Stock Pool shall be further adjusted, as applicable, by changes in capitalization described in Article Fifteen

3.03

Evergreen Provisions

(1)

In the event of the outright issuance of Common Shares under this Plan pursuant to an Award that no longer remains subject to vesting or forfeiture conditions whereby such shares will revert back to this Plan pursuant to section 3.02, then an equivalent number of shares shall be Common Shares shall be added to the Stock Pool from the Company’s available but unissued Common Shares.

(2)

Effective as of each date as the Company files with the SEC an annual report on form 10-K or 10-KSB or quarterly report on form 10-Q or 10-QSB, the number of Common Shares in the Stock Pool shall be automatically increased by such amount as will increase the size of the Stock Pool (as adjusted pursuant to section 3.02) to fifteen percent (15%) of the number of Common Shares then outstanding.  In the event that the Company is no longer a reporting company with the SEC, then the calculation of additional shares as provided above shall be made on each anniversary of the Effective Date.  In determining the number of shares in the Stock Pool for purposes of this section, the Company shall take into consideration unissued Common Shares reserved for issuance under existing awards, as well as Common Shares issued under the Plan that remain subject to forfeiture conditions and ultimate return to the Stock Pool, but shall disregard Common Shares issued outright under the Plan without forfeiture conditions or whose forfeiture conditions have been satisfied or lapsed.  By way of example, assume that (i) if as of the date of any such SEC periodic report the Company has 7,000,000 Common Shares reserved for issuance under the Stock Pool and reports 50,000,000 shares as being outstanding in such report, (ii) has issued or reserved for issuance 3,000,000 shares to date under the Plan, including in the Stock Pool as of such date 250,000 Common Shares that have been issued without forfeiture conditions or whose forfeiture conditions have been satisfied or lapsed.  In such an event, an additional 750,000 Common Shares would be added to the Stock Pool, computed as follows:

Total Common Shares outstanding as or reporting date		50,000,000
15% of total Common Shares outstanding as of reporting date		7,500,000
Stock Pool as of reporting date	7,000,000
Common Shares contained in Stock Pool that have been issued without forfeiture conditions or whose forfeiture conditions have been satisfied or lapsed	(250,000)
Net	6,750,000	(6,750,000)
Additional Common Shares added to Stock Pool		750,000

Article Four
—
PLAN ADMINISTRATION

4.01

Administration By Plan Administrator

The Plan shall be administered exclusively by the Board and/or, to the extent authorized pursuant to this Article Four, this Plan Administration Committee or Director-Officers (collectively, the “Plan Administrator”).

4.02

Delegation To Plan Administration Committee

(1)

Subject to the authority granted to the Board under the Articles of Incorporation and the Bylaws of the Company, the Board may, in its sole discretion and at any time, delegate to a committee of the Board comprised of two (2) or more members of the Board some or all of the Board’s power and authority to administer this Plan under this Article Four.  Such committee may be either an established committee previously formed by the Board for similar or other purposes (by way of example, a compensation committee), or a committee expressly established for the sole purpose of administering this Plan.  All references in this Plan to the “Plan Administration Committee” shall mean such committee, notwithstanding that such committee may bear a different formal name.

(2)

The Board may from time to time remove members from, or add members to, this Plan Administration Committee. The Board may terminate this Plan Administration Committee at any time. Members of this Plan Administration Committee may resign at any time by delivering written notice to the Board.  Vacancies on this Plan Administration Committee, howsoever caused, shall be filled by the Board. The Plan Administration Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine.  The Plan Administration Committee shall act by a majority of its members in office.  The Plan Administration Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of this Plan Administration Committee.

4.03

Delegation To Director-Officers

Subject to the authority granted to the Board under the Articles of Incorporation and the Bylaws of the Company (including the authority and limitations contained in section 7.02 of the current Restated Bylaws of the Company) and the requirements and restrictions of sections 4.05 and 4.06, the Board may in its sole discretion and at any time, and subject to the authority granted to it by the Board, this Plan Administration Committee may in its sole discretion and at any time, delegate all or any portion of their authority described in this Article Four to one or more Directors who are also Director-Officers, provided that the Board or this Plan Administration Committee (as the case may be) ratifies such actions by such designated Director-Officers.  Notwithstanding the foregoing, in the event the Company is then a Reporting Company, no authority shall be delegated to the aforesaid Director-Officers with respect to any matter concerning a grant or award of an Award under this Plan to any Director, Executive Officer or Ten Percent Stockholder.

4.04

Special Rule-Compliance With Rules Of Stock Exchange

Anything in this Article Four to the contrary notwithstanding, in the event and commencing at such time as the Common Shares are listed or quoted on a stock exchange or other market or system, any matter concerning a grant or award of an Award under this Plan to any Awardee shall be made by the Board or this Plan Committee or a subcommittee of this Plan Committee or another special committee of the Board in accordance with the rules of such stock exchange or market or system.

4.05

Special Rule—Delegation To Non-Employee Directors—Compliance With Rule 16b-3 Of The Exchange Act

(1)

Anything in this Article Four to the contrary notwithstanding, in the event and commencing at such time as this Company becomes a Reporting Company, or is otherwise required to register its equity securities under Sections 12(b) or 12(g) of the Exchange Act, then any matter concerning a grant or award of an Award under this Plan to any Director or Executive Officer shall, to the extent desirable to qualify such Awards as exempt under Rule 16b-3(b)(3) promulgated under the Exchange Act, be made only by:  (i) the Board acting in executive session with the Director or Executive Officer absenting himself from deliberations and, where applicable, abstaining from voting; or (ii) this Plan Committee or a subcommittee of this Plan Committee or another special committee of the Board; provided, however, that any such committee or subcommittee shall be comprised solely of two (2) or more members of the Board who are “Non-Employee Directors” within the meaning of Rule 16b-3(c)(i) of the Exchange Act.

(2)

Under Rule 16b-3(c)(i) as presently enacted, a Non-Employee Director is defined as a director who: (i) is not currently an executive officer of the issuer or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the issuer; (ii) does not receive compensation, either directly or indirectly, from Company or a parent or subsidiary of the

Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act ($60,000), (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K (related party transactions in excess of $60,000); and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

4.06

Special Rule—Delegation To Outside Directors—Compliance With Section 162(m) Of The Code

(1)

Anything in this Article Four to the contrary notwithstanding, in the event and commencing at such time as any grant of an Award shall be subject to the deduction limitations prescribed by Section 162(m) of the Code, then any matter concerning a grant or award of an Award under this Plan which the Plan Administrator intends to characterized as “performance-based compensation” (within the meaning of Section 162(m)) payable to any Executive Officer who is a “Covered Employee” (within the meaning of Section 162(m)) shall, to the extent desirable to qualify such Awards for full deductibility under Section 162(m), be made only by:

(i)

the Board acting in executive session with at least two Directors, provided, however, all Directors who are not “Outside Directors” within the meaning of Section 162(m) shall absent themselves from deliberations and shall abstain from voting; or

(ii)

this Plan Committee or a subcommittee of this Plan Committee or another special committee of the Board; provided, however, any such committee or subcommittee shall be comprised solely of two (2) or more members of the Board who are “Outside Directors” within the meaning of Section 162(m).

(2)

Under Section 162(m) of the Code as presently enacted and income tax regulations promulgated thereunder, a Covered Employee is the Company’s Chief Executive Officer and its four other highest compensated Executive Officers to the extent required to be named in the Company’s proxy materials.

(3)

Under Section 162(m) of the Code as presently enacted and income tax regulations promulgated thereunder, an Outside Director is defined as a director who:  (i) is not a current employee of the issuer, (ii) is not a former employee of the issuer who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the issuer, and (iv) does not receive remuneration from the issuer, either directly or indirectly, in any capacity other than as a director.

4.07

Authority To Make Awards And To Determine Terms And Conditions Of Awards

The Plan Administrator shall have the full and final authority in its sole discretion (subject to the terms of this Plan as contained elsewhere in this Plan) to designate or identify the Persons or classes of Persons who are considered Participants; and to grant Awards to such selected Participants or classes of Participants of such type as permitted under this Plan (including Options, Stock Awards, Stock Unit Awards and Stock Appreciation Right) and in such form and amount and subject to such terms, conditions, performance requirements, limitations and restrictions (including those relating to vesting, transfer, form of payment or pay-out, deferral of payment or pay-out, repurchase and forfeiture), or registration rights as the Plan Administrator shall determine to be necessary or advisable.  Such Awards may be granted independently or, subject to limitations prescribed on Incentive Options, in tandem with one another.  Such Awards may also be made in tandem with awards under other company plans or arrangements.  In granting Awards to Participants, the Plan Administrator may take into account the nature of services rendered by such Participants, their present and potential contributions to the Company, and such other factors as the Plan Administrator in its discretion shall deem relevant.  Grants of Awards under this Plan and the terms and conditions of and restrictions under those Awards need not be uniform amongst Participants, and may be made by the Plan Administrator selectively among Participants who receive, or are eligible to receive, Awards under this Plan, whether or not such Participants are similarly situated.

4.08

Authority To Interpret Plan; Binding Effect Of All Determinations

The Plan Administrator shall in its sole and absolute discretion interpret and determine the effect of all matters and questions relating to this Plan including, without limitation, all questions relating to whether a Termination Of Awardee has occurred such as, by way of example and not limitation, those relating to the effect of a leave of absence, a change in status from an employee to an independent contractor, and/or any other change in the employer-employee relationship.  The Plan Administrator may adopt, amend and rescind supplemental rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax, or to otherwise satisfy the applicable Governing Laws of the countries in which the Company operates, in order to assure the viability of Awards granted under the Plan and to enable Participants regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.  All actions taken and all interpretations and determinations made under this Plan in good faith by the Plan Administrator shall be final and binding upon the Awardee, the Company, and all other interested Persons.  No member of the Plan Administrator shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all Persons constituting the Plan Administrator shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

4.09

Compensation

Members of the Plan Administrator shall receive such compensation for their services hereunder as may be determined by the Board.  All expenses and liabilities incurred by members of the Plan Administrator in connection with the administration of this Plan shall be borne by the Company.

4.10

Advisors

The Plan Administrator may, at the cost of the Company, employ attorneys, consultants, advisors, accountants, appraisers, brokers or other Persons to provide advice, opinions or valuations, and the Plan Administrator shall be entitled to rely upon any such advice, opinions or valuations.

Article Five
—
PARAMETERS OF AWARDS

5.01

Eligibility For Awards

(1)

Subject to section 5.01(2), Awards may be granted under this Plan only to:  (1) Persons who are currently Participants, or (2) as an inducement in connection with the extension to Persons of an offer of employment as an Employee or an offer of engagement as a Director or Consultant.

(2)

Anything in section 5.01(1) to the contrary notwithstanding, under no circumstances shall any Award be granted to any Person, even if otherwise eligible, with respect to any circumstances which would not be considered to be either a bonus or reward for services provided, including compensation for goods or services rendered.

5.02

Provision Of Award Agreement

(1)

The grant of an Award under this Plan shall be evidenced by a written Award Agreement (sometimes also referred to in this Plan as a Stock Option Certificate in the case of the grant of Options, a Stock Award Agreement in the case of the grant of a Stock Award, a Stock Unit Agreement in the case of the grant of a Stock Unit Award, and an SAR Agreement in the case of the grant of a Stock Appreciation Right) in such form as prescribed by the Plan Administrator from time-to-time, executed by the Awardee and an authorized officer of the Company.  The Plan Administrator may, in its sole discretion, (1) revise any such form of Award Agreement to reflect or incorporate such changes as the Company or its legal counsel may determine is appropriate and consistent with the terms of this Plan, and/or (2) evidence or confirm the grant of an Award in a written employment or consulting agreement or letter agreement in lieu of the form of any of the foregoing Award Agreements.

(1)

In the case of the grant of Options, the governing Award Agreement shall specifically state:  (i) whether the Option is an Incentive Option, if applicable; (ii) the number of Shares subject to the Option; (iii) the purchase or exercise price; (iv) the term of the Option, and (v) in the case of an Incentive Option, a provision implementing the $100,000 Limitation (as such term is defined below).

(2)

In the case of the grant of Stock Unit Awards and Stock Appreciation Rights, the governing Award Agreement shall specifically state:  (i) the number of Shares for which payment of the capital appreciation rights underlying the Award will be measured, including any applicable formula or limitations; (ii) the term of the Award; and (iii) if the grant is a Tandem SAR, a description of the associated Option.

(3)

The Award Agreement shall further state all other material terms, conditions, performance requirements, limitations and restrictions as may be imposed by the Plan Administrator, including:  (i) the form or deferral of payment or pay-out, and (ii) any vesting, transfer, repurchase or forfeiture conditions or restrictions placed upon the Award or, where applicable, underlying Shares.

5.03

Options (In General)

(1)

The purchase or exercise price per Share deliverable upon the exercise of an Option shall be such price as may be determined by the Plan Administrator in its sole discretion.  The Plan Administrator may discount the exercise or purchase price by such amount as he deems reasonable and appropriate.  If the Plan Administrator does not state the purchase or exercise price in the governing Stock Option Certificate, the purchase or exercise price shall be the Fair Market Value of a Common Share as of the date of the grant.  Notwithstanding the foregoing, under no circumstances shall the purchase or exercise price for an Incentive Option be less than the higher of:  (i) the amount allowed under the exemption from registration under such Securities Laws (as selected by the Company in its sole discretion) as may be applicable; (ii) if the Common Shares are traded on a stock exchange or other market or system, the minimum price per share permitted by such stock exchange or market or system; or (iii) the then current par value per Common Share.

(2)

The maximum term (including any extensions) in which an Awardee may exercise any Option shall be ten (10) years from date of grant; provided, however, the maximum term of any Incentive Options granted to Awardee who is a Ten Percent Stockholder shall be five (5) years from date of grant.  If the Plan Administrator does not state the term of an Option in the governing Stock Option Certificate, the term of the Option shall deemed to be one (1) year after vesting.  Unless the governing Stock Option Certificate stipulates that the vested portion of the governing Option must be exercised in full, the vested Option may be exercised in part.  Except as limited by the requirements of Section 422(b)(3) of the Code in the case of Incentive Options, the Plan Administrator may extend the previously specified term of any outstanding Option (but not to exceed the maximum term provided above) should the Plan Administrator in its sole and absolute discretion determine it necessary or advisable to do so.

(3)

In the event that the exercise or purchase price for an Option is fully or partially paid in Common Shares pursuant to section 11.01(1), then the Plan Administrator in its sole discretion may, or the Plan Administrator if and to the extent expressly required by the governing Stock Option Certificate shall, grant to the exercising Awardee additional options (“Replacement Options”) entitling the exercising Awardee to purchase such number of Shares as shall equal the number of Common Shares delivered to the Company in payment of the gross exercise or purchase price with respect to the governing Stock Option Certificate.  Each Replacement Option shall:  (i) be immediately exercisable upon its grant (without any vesting conditions); (ii) have a purchase or exercise price for each Share issuable upon exercise of such Option which equals the Fair Market Value of the Common Shares so paid with respect to the original Option as determined for purposes of payment pursuant to section 11.01(1); (iii) have a term co-terminus with that of the original Option; and (iv) contain such other terms and conditions as contained in the governing Stock Option Certificate.  Notwithstanding the foregoing, each Replacement Option shall be deemed to be a Non-Qualified Option, even if the original Option was an Incentive Option or the terms and conditions of the Replacement Option would independently comply with the terms and conditions of Section 422 of the Code.  Shares received by the Awardee upon exercise of an Option may not be used as consideration in connection with the exercise of a Replacement Option, unless such Shares have been held by the Awardee for a period of at least one (1) year, and such form of payment is otherwise permitted pursuant to the terms of Article Eleven.  The grant of a Replacement Option shall be evidenced by a written Replacement Stock Option Certificate, executed by the Awardee and an authorized officer of the Company, stating the information required under section 5.02.

5.04

Incentive Options

(1)

No Option shall be classified as an Incentive Option unless so expressly designated by the Plan Administrator, even if the terms and conditions of the Option otherwise comply with the terms and conditions of Section 422.  Notwithstanding the designation of an Option as an Incentive Option, the Awardee may nevertheless elect to treat such Option as a Non-Qualified Option for income tax purposes.

(2)

Anything in this Plan to the contrary notwithstanding, under no circumstances shall any Incentive Option be granted to any Person who does not qualify as an “employee” within the meaning of Sections 422(a)(2) and 3401(c) of the Code.

(3)

Anything in this Plan to the contrary notwithstanding, under no circumstances shall the purchase or exercise price for an Incentive Option be less than the Fair Market Value of a Common Share as of the date of the grant (unless the Awardee of the Option is a Ten Percent Stockholder at the time of grant, in which case the purchase or exercise price per Share may not be less than one hundred ten percent (110%) of the Fair Market Value of a Common Share on the date the Option is granted).

(4)

Anything in this Plan the contrary notwithstanding, under no circumstances shall total Fair Market Value (determined at the date of grant) of Shares underlying Incentive Options which are exercisable for the first time by the Awardee during any calendar year under all Company plans pursuant to which Incentive Options may be granted (and all such plans of any Parent and any Subsidiary) exceed $100,000 (the “$100,000 Limitation”).  Nothing in the preceding sentence shall be deemed to prevent the grant of Options permitting exercise in excess of the $100,000 Limitation where such excess amount is treated as a Non-Qualified Option.

(5)

No Incentive Option shall contain terms pursuant to which the exercise of the Incentive Option would affect the Awardee’s right to exercise another Award, or vice versa, such that the Incentive Option would be deemed a tandem stock option within the meaning of the regulations under Section 422A of the Code, with the exception of a Tandem SAR which satisfies the conditions set forth in section 5.05(3).

(6)

Any Incentive Option which at any time fails, for any reason, to qualify as an incentive stock option under Section 422 of the Code, shall be reclassified an a Non-Qualified Option.

(7)

The Plan Administrator may require any Awardee who is an Employee who acquires any Shares pursuant to the exercise of an Incentive Option to give the Company prompt notice of any “disposition” (within the meaning of Section 422(a)(1) of the Code) of such Shares within (1) two (2) years from the date of grant of the governing Incentive Option, or (2) one (1) year after the issuance of such Shares to such Employee, for purposes of satisfaction of any applicable Payroll Taxes.  The Plan Administrator may direct that the certificates evidencing such Shares refer to such requirement to give prompt notice.

5.05

Stock Unit Awards And Stock Appreciation Rights

(1)

The Company’s obligations arising upon the maturity of any Stock Unit Awards or exercise of any Stock Appreciation Rights shall be payable in cash (either outright or pursuant to such deferred payment arrangement as the Plan Administrator specifies in the governing Award Agreement); provided, however, subject to Article Eleven , the Plan Administrator may at the time of grant reserve to the Company the right to fully or partially satisfy its cash obligations through the issuance to the Awardee of a number of Shares having a Fair Market Value as of the date of exercise equal to the amount of such obligations and/or grant to the Awardee the right to demand that the Company fully or partially satisfy its cash obligations through the issuance to the Awardee of a number of Shares having a Fair Market Value as of the date of exercise equal to the amount of such obligations.  The Company shall have no right to issue, and the Awardee shall have no right to demand that the Company issue, Shares in lieu of payment unless expressly set forth in the governing Award Agreement.

(2)

The maximum term (including any extensions) in which an Awardee may exercise any Stock Unit or Stock Appreciation Right shall be ten (10) years from date of grant.  If the Plan Administrator does not state the term of a Stock Unit or Stock Appreciation Right in the governing Award Agreement, then the term of the Award Option shall deemed to be one (1)year after vesting.  Unless the governing Award Agreement stipulates that the vested portion of the governing Award must be exercised in full, the vested Stock Unit or Stock Appreciation Right may be exercised in part.  The Plan Administrator may extend the previously specified term of any outstanding Stock Unit or Stock Appreciation Right (but not to exceed the maximum term provided above) should the Plan Administrator, in its sole and absolute discretion, determine it necessary or advisable to do so including, without limitation, in connection with any Termination Of Awardee.

(3)

The Plan Administrator may grant a Stock Appreciation Right in tandem with an Option (a “Tandem Stock SAR”).  A Tandem SAR is a right pursuant to which an Awardee may effectively convert Options into Stock Appreciation Rights through the surrender of the unexercised portion of such Options.  In such an event the Awardee shall be paid an amount equal to the difference between the aggregate Fair Market Value of the surrendered exercisable Shares underlying the Option over the aggregate Exercise Price for those Shares.  A Tandem SAR shall be exercisable only when and to the extent that the associated Option is exercisable, and shall expire no later than the date on which such Option lapses.  When a Tandem SAR is exercised, the governing Option, to the extent surrendered, shall no longer be exercisable.  The Awardee shall have no right to treat any Stock Appreciation Right as a Tandem SAR unless expressly set forth in the governing Award Agreement.

Article Six
—
REGISTRATION UNDER FEDERAL SECURITIES LAWS

6.01

General

Subject to section 6.02, the Company may, in its sole discretion and without any obligation to do so, register on SEC form S-8 or any other form of SEC registration statement Common Shares in the Stock

Pool issuable or reserved for issuance pursuant to Awards and/or Common Shares in the Stock Pool available for issuance pursuant to prospective Awards but not yet reserved.  The Company shall be under no obligation to actually issue registered Common Shares to any Participant merely because it has elected to register the Common Shares in the Stock Pool, in the event it deems it not prudent to do so in its sole discretion, and elects to rely upon otherwise available exemptions from registration.  The registration of Awards granted to Participants or the grant of registration rights to Participants under this Plan need not be uniform amongst Participants, and may be made by the Plan Administrator selectively among Participants who receive, or are eligible to receive, Awards under this Plan, whether or not such Participants are similarly situated.  In the event of the registration of the Common Shares contained in the Stock Pool under form S-8 or any other form of SEC registration statement, the Company need not issue registered shares

6.02

Limitation On Awards To Consultants

Anything in section 6.01 to the contrary notwithstanding, no Common Shares under this Plan shall be registered under form S-8 with respect to any Person who is, or any type of services which are, not eligible for registration under that form under applicable SEC rules.  As presently provided in the current instructions for form S-8, no Award hereunder may be registered under form S-8 with respect to any services provided by any Consultant that are rendered by such Person wholly or partially in connection with the offer and sale of securities in a capital-raising transaction or which services directly or indirectly promote or maintain a market for the Company’s securities.  In the event that the Company files a registration statement on form S-8 pursuant to which it registers the all shares contained in the Stock Pool, then any Common Shares in such pool reserved for issuance with respect to any subsequent Award for services not eligible for registration under form S-8 shall be deemed deregistered under such form S-8 unless or until forfeited.

Article Seven
—
VESTING, TRANSFER AND FORFEITURE CONDITIONS

7.01

General

(1)

The Plan Administrator may subject the grant of an Award to any Awardee to such vesting, transfer or forfeiture conditions or restrictions as the Plan Administrator may in its sole discretion deem reasonable and necessary.  By way of example and not limitation, the Plan Administrator may (subject to any limitations imposed by any applicable Governing Laws):

(i)

impose service-based (time-in-service), performance-based, performance-accelerated or other vesting conditions or criteria on an Award as a precondition to the Awardee exercising the Award and/or acquiring Shares and/or retaining Shares;

(ii)

impose forfeiture conditions on Shares issued to or acquired or purchased by an Awardee under the Award based upon the Awardee failing to satisfy service-based (time-in-service), performance-based, performance-accelerated or other vesting conditions or criteria;

(iii)

retain the right to repurchase Shares issued to or acquired or purchased by an Awardee; and

(iv)

subject Shares issued to or acquired or purchased by an Awardee to restrictions on transfer.

(2)

Any Shares issued to or acquired or purchased by an Awardee under an Award that are subject to vesting conditions or transfer restrictions shall be referred to in this Plan as “Restricted Shares”.  Any Shares issued to or acquired or purchased by an Awardee under an Award that are subject to forfeiture conditions shall be referred to in this Plan as “Forfeitable Shares”.

(3)

All vesting, transfer or forfeiture conditions or restrictions imposed on any Award (including repurchase payment terms complying with section Error! Referenc,relating to any Forfeitable Shares), shall be set forth in the governing Award Agreement.  If no vesting, transfer or forfeiture conditions or restrictions are expressly provided in the governing Award Agreement, the Award shall be deemed fully vested, freely transferable (subject to the requirements of applicable Securities Laws) and non-forfeitable upon date of grant.  The Plan Administrator may waive any vesting, transfer or forfeiture conditions or restrictions should the Plan Administrator, in its sole and absolute discretion, determine it advisable or necessary to do so.

7.02

Restrictive Legend On Restricted and Forfeitable Share Certificates; Deposit Of Shares

(1)

Until such time as all conditions placed upon Restricted and/or Forfeitable Shares shall lapse, the Plan Administrator may place a restrictive legend on the share certificate representing such shares which evidences said restrictions in such form, and subject to such stop instructions, as the Plan Administrator shall deem appropriate and necessary, including the following legend:

The securities represented by this certificate are subject to [restriction on transfer] [forfeiture ] in the event certain conditions are not satisfied.  These conditions are set forth in full in that certain [Stock Option Certificate] [Stock Award Agreement] [Stock Unit Agreement] [stock Appreciation Rights Agreement] between the holder of this certificate and the company dated the _______day of ___________, _____________, and that certain Signalife, Inc. 2006 Omnibus Equity Compensation Plan dated _________, 2006, a copy of which may be inspected by authorized persons at the principal office of the company and all the provisions of which are incorporated by reference in this certificate.

(2)

The Plan Administrator shall also have the right, should it elect to do so, to require the Awardee to deposit the share certificate for the Restricted and/or Forfeitable Shares with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer, until such time as the conditions lapse.  The Company shall remove the legend with respect to any Restricted and/or Forfeitable Shares for which the governing vesting, transfer or forfeiture conditions or restrictions have lapsed, and remit to the Awardee a share certificate evidencing such shares.

(3)

The provisions of this section 7.02 shall similarly apply to any new, additional or different securities the Awardee may become entitled to receive with respect to any Restricted and/or Forfeitable Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

Article Eight
—
SPECIAL RULES FOR SERVICE-BASED (TIME-IN-SERVICE) AWARDS

8.01

Definitions

When used in this Article Eight, the following terms shall have the meanings set forth below (all terms used in this Plan that are not defined in this Article Eight shall have the meaning set forth elsewhere in this Plan):

“Disability” (or the related term “Disabled”) means any of the following with respect to an Awardee who is an Employee or a Director:  (1) the receipt of any disability insurance benefits by the Awardee; (2) a declaration to the effect that the Awardee is legally incompetent by a court of competent jurisdiction, a worker’s compensation board or other government or quasi-government agency; or (3) the material inability of the Awardee due to medically documented mental or physical illness or disability to fully perform the regular obligations of his office (with reasonable accommodations for such disability, if and to the extent then required by applicable law), for three (3) cumulative months within any six (6) month continuous period; or (4) the reasonable determination by the Plan Administrator that the Awardee will not be able to fully perform the regular obligations of his office (with reasonable accommodations if and to the extent then required by applicable law) for a three (3) month continuous period.

If the Plan Administrator determines that the Awardee is Disabled under clause (3) or clause (4) above and the Awardee disagrees with the conclusion, then the Company shall have the right to engage a qualified independent physician reasonably acceptable to the Awardee to examine the Awardee at the Company’s sole expense.  The determination of such physician shall be provided in writing to the parties and shall be final and binding upon the parties for all purposes of this Plan. The Awardee hereby consents to examination in the manner set forth above, and waives any physician-patient privilege arising from any such examination as it relates to the determination of the purported disability.  If the parties cannot agree upon such physician, a physician shall be appointed by an single arbitrator located in the same city as in which the Company’s principal executive office is located, or a close to such city as is possible, according to the rules and practices of the arbitration association pursuant to which arbitrator is engaged.  The arbitrator shall be engaged through the American Arbitration Association.

“Termination By Company For Cause” means the termination by the Company of the Awardee of his employment with or engagement by the Company resulting from the determination of the Plan Administrator that one or more of the following events has occurred

(1)

In the case of an Awardee who is an Employee, the Plan Administrator determines that:

(i)

any representation or warranty of the Awardee in connection with the grant of the Award (or the subsequent exercise of an Exercisable Award) is not materially true, accurate and complete;

(ii)

the Awardee has breached or wrongfully failed and/or refused to fulfill and/or perform any of the Awardee’s obligations, promises or covenants under the governing Award Agreement;

(iii)

the Awardee has breached or wrongfully failed and/or refused to fulfill and/or perform any of the Awardee’s representations, warranties, obligations, promises or covenants in any agreement (other than the governing Award Agreement) entered into between the Company and the Awardee, without cure, if any, as provided in such agreement;

(iv)

the Awardee has failed and/or refused to obey any lawful and proper order or directive of the Board, and/or the Awardee has interfered with the compliance by other employees of the Company with any such orders or directives;

(v)

the Awardee has breached the Awardee’s fiduciary duties to the Company;

(vi)

the Awardee has caused the Company to be convicted of a crime, or intentionally caused the Company to incur criminal penalties in material amounts;

(vii)

the Awardee has committed any act of fraud, misrepresentation, theft, embezzlement or misappropriation, and/or any other dishonest act against the Company and/or any of its affiliates, subsidiaries, joint ventures;

(viii)

the Awardee has intemperately used alcohol or drugs to an extent that such use:  (A) interfered with or was likely to interfere with the Awardee’s ability to perform the Awardee’s duties to the Company; and/or (B) such use endangers or was likely to endanger the life, health, safety, or property of the Awardee, the Company, and/or any other person;

(ix)

the Awardee has demonstrated or committed such acts racism, sexism or other discrimination as would tend to bring the Company into public scandal or ridicule, or would otherwise result in material and substantial harm to the Company’s business, reputation, operations, affairs or financial position; and/or

(x)

the Awardee engaged in other conduct constituting cause for termination.

(2)

In the case of an Awardee who is a Director, the Plan Administrator determines that:

(i)

the Awardee has refused or is unable to be nominated for a position on the Board;

(ii)

the Board has removed the Awardee as a member of the Board, or refused to nominate the Director for re-election to the Board, by reason of the Director’s failure or refusal to timely and fully perform his obligations as a Director;

(iii)

the Awardee has breached his statutory or common law duties as a Director; or

(iv)

any event described above in clause (1) of this definition has occurred with respect to the Awardee.

(3)

In the case of an Awardee who is a Consultant, the Plan Administrator determines that any event described above in clause (1) of this definition has occurred with respect to the Awardee.

Any nominees or designees of the Awardee to the Board shall, if a member of the Plan Administrator, abstain from voting with respect to any decision by the Plan Administrator relating to any of the foregoing events as they pertain to any Award in which the Awardee has a direct or indirect interest.  In the event the Awardee is both Disabled and the provisions of clause (1)(viii) are applicable with respect to the Awardee, the Company shall nevertheless have the right to deem such event as a Termination By Company For Cause.

“Termination By Awardee For Good Reason” means the termination by an Awardee of his employment with or engagement by the Company based upon his reasonable determination that one of the following events:

(1)

In the case of an Awardee who is an Employee:

(i)

the Company’s representations or warranties in the Award Agreement are not materially true, accurate and complete;

(ii)

the Company, through its other directors or executive officers other than the Awardee, has intentionally and continually breached or wrongfully failed and/or refused to fulfill and/or perform any of the Company’s obligations, promises or covenants under the governing Award Agreement;

(iii)

the Company, through its other directors or executive officers other than the Awardee, has intentionally and continually breached or wrongfully failed and/or refused to fulfill and/or perform any of the Company’s representations, warranties, obligations, promises or covenants in any agreement (other than the Award Agreement) entered into between the Company and the Awardee, without cure, if any, as provided in such agreement; and/or

(iv)

the Company, through its other directors or executive officers other than the Awardee, intentionally requires the Awardee to commit or participate in any felony or other serious crime.

(2)

In the case of an Awardee who is a Director:

(i)

the Company removes or fails to reappoint or re-elect the Awardee as a Director (unless such action is attributable to an event considered to constitute Termination By Company For Cause); and/or

(ii)

the occurrence of any of the events described above in clause (1) of this definition with respect to the Director.

(3)

In the case of an Awardee who is a Consultant, the occurrence of any of the events described above in clause (1) of this definition with respect to the Consultant.

In the case of an Employee, a change of duties or position within the Company or an assignment of employment in a Parent or Subsidiary, if any, or from such a corporation to the Company, shall not be considered an event constituting Termination By Awardee For Good Reason unless expressly provided for in a governing Award Agreement.

In the event any of the events described above in clause (1) of this definition occurs with respect to the Company and that event is reasonably susceptible of being cured, then the Company shall be entitled to a grace period of thirty (30) days following receipt of written notice of that event to cure that event; provided, however, if the event is not reasonably susceptible of being cured within that thirty (30) day period, the Company shall be granted a reasonable amount of additional time to cure that event provided that the Company promptly commences and diligently pursues a cure for that event.  No act, nor failure to act, on the Company’s part shall be considered “intentional” unless the Company has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief.

“Termination Of Awardee” means the following:

(4)

In the case of an Awardee who is an Employee, the time when the employee-employer relationship between the Awardee and the Company (or any Parent or Subsidiary) is terminated for any reason whatsoever, whether voluntary or involuntary (including death or Disability), or with or without good cause, including, but not by way of limitation, termination by resignation, discharge, retirement, or leave of absence.  An assignment of employment in a Parent or Subsidiary, if any, or from such a corporation to the Company, shall not be considered an event constituting Termination Of Awardee.

(5)

In the case of an Awardee who is a Director, the time when the Awardee’s status as a Director ceases for any reason whatsoever, whether voluntary or involuntary (including death or Disability), or with or without good cause, but excluding cases where the Awardee remains a Director of the Company (if such termination relates to the Awardee’s status as a Director of any Parent and/or any Subsidiary) and/or by any Parent and/or any Subsidiary (if such termination relates to the Awardee’s status as a Director of the Company).

(6)

In the case of an Awardee who is a Consultant, the time when the Awardee’s engagement as a Consultant to the Company and/or any Parent and/or any Subsidiary ceases for any reason whatsoever, whether voluntary or involuntary (including death or Disability), or with or without good cause, but excluding cases where there is a simultaneous commencement of employment of the Awardee by the Company and/or any Parent and/or any Subsidiary.

8.02

Scope of Article Eight

(1)

Notwithstanding any other provisions in this Plan to the contrary, the terms of an Exercisable Award, Restricted Shares or Forfeitable Shares predicated on continued performance of services to the Company (i.e., service-based or time-in-service conditions) by an Awardee shall be governed by this Article Eight except to the extent expressly provided for otherwise in a governing Award Agreement.  Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, specify terms and conditions in a governing Award Agreement other than those set forth in this Article Eight.

(2)

In the event of a situation where there is a Termination Of Awardee and such termination is attributable both to Termination By Company For Cause and Termination By Awardee For Good Reason, then Termination By Company For Cause shall govern and supercede Termination By Awardee For Good Reason.

(3)

The application and/or construction of the terms Termination By Company For Cause, Termination By Awardee For Good Reason and Termination Of Awardee in this Article Eight are solely intended for, and shall be limited to, the operation of the vesting and expiration provisions of

Awards granted under this Plan, and governing Award Agreements, and not for any other purpose or agreement.

(4)

In no event shall the granting of an Award be construed to:  (i) grant a continued right of employment to an Awardee if such Person is employed by the Company and/or by the Parent and/or any Subsidiary, or (ii) affect, restrict or interfere with in any way any right the Company and/or Parent and/or any Subsidiary may have to terminate or otherwise discharge the employment and/or engagement of such Person, at any time, with or without cause, except to the extent that such Person and the Company and/or Parent and/or any Subsidiary may have otherwise expressly agreed in writing.

8.03

Continuous Performance Of Services; Vesting; Lapse

An Exercisable Award or Restricted Shares or Forfeitable Shares predicated on continued performance of services shall be deemed to be subject to a three year vesting period pursuant to which the first one-third of the Award shall vest upon the provision of one (1) full year of continuous services after the date of grant; the second one-third of the Award shall vest upon the provision of two (2) full years of continuous services after the date of grant; and the balance of the Award shall vest upon the provision of three (3) full years of continuous services after the date of grant.  Any Exercisable Award subject to vesting under this section shall lapse two (2) years from date of vesting.

8.04

Termination Of Awardee

In the event of Termination Of Awardee for any reason whatsoever (including death, Disability, Termination By Company For Cause and Termination By Awardee For Good Reason), an Exercisable Award or Restricted Shares or Forfeitable Shares predicated on continued performance of services to the Company by such Awardee shall be deemed vested (i.e., exercisable in the case of an Exercisable Award or earned or retainable in the case of Restricted Shares or Forfeitable Shares) only through the effective date of termination.  Any portion of an Exercisable Award which would have vested after the effective date of termination but for such event shall immediately lapse.  Any portion of Restricted Shares or Forfeitable Shares which would have vested after the effective date of termination but for such event shall be deemed to be unearned or not satisfied.

8.05

Lapse Of Exercisable Awards

In the event of Termination Of Awardee, any vested Exercisable Award shall lapse to the extent unexercised one (1) year following the effective date of termination, unless such termination is attributable to Termination By Company For Cause, in which case any vested Exercisable Award shall lapse to the extent unexercised three (3) months following the effective date of termination.

Article Nine
—
SPECIAL RULES FOR DETRIMENTAL ACTIVITIES

9.01

Detrimental Activities

Anything in this Plan to the contrary notwithstanding, the Plan Administrator may (unless the Award Agreement specifies otherwise) cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards (including otherwise vested Awards) at any time if the Participant engages in any "Detrimental Activity." For purposes of this section 9.01, "Detrimental Activity" shall include the following events:

(1)

The Participant during the period he, she or it holds an Award:  (i) directly or indirectly offering to "short sell", contracting to "short sell" or otherwise "short selling" any securities of the Company, or (2) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any securities of the Company including whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise;

(2)

The rendering by the Participant of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company;

(3)

the disclosure by the Participant to anyone outside the Company, or the use by the Particpant in other than the Company's business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company's agreements with the Participant regarding confidential information and intellectual property, relating to the business of the Company, acquired by the Participant either during or after employment with or engagement by the Company;

(4)

the failure or refusal by the Participant to disclose promptly and to assign to the Company, pursuant to the Company's agreements with the Participant regarding confidential information and intellectual property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; or

(5)

any attempt directly or indirectly made by the Participant to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

9.02

Clawback

In the event a Participant engages in a Detrimental Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded by the Company within two (2) years thereafter. In the event of any such rescission, the

Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

Article Ten
—
MANNER OF EXERCISE OF AWARDS AND DELIVERIES

10.01

Payments And Deliveries By Awardee To Acquire Or Purchase Shares

The exercise of any Award under this Plan pursuant to which an Awardee is issued or acquires or purchases Shares shall be subject to the prior delivery to the Secretary of the Company at its principal executive offices following items:

(1)

a notice of exercise in the form attached to the governing Award Agreement or otherwise provided by the Company, duly signed by the Awardee or other Person then entitled to exercise the Award or portion thereof, and specifically stating the number of Shares to be issued, acquired or purchased;

(2)

in the event that the Award or portion thereof shall be exercised by any Person other than the Awardee, appropriate proof of the right of such person or persons to exercise the Award or portion thereof;

(3)

where payment is required with respect to any Shares to be issued, acquired or purchased under the Award, (i) receipt by the Company of payment in full for such Shares in immediately available funds in U.S. dollars (unless another currency is allowed under the governing Award Agreement or permitted by the Plan Administrator); or (ii) subject to Article Eleven, consideration other than cash where allowed under the governing Award Agreement or permitted by the Plan Administrator;  provided, however, the Plan Administrator may, in its sole discretion, permit a delay in full payment  for a period of up to thirty (30) days;

(4)

where payment is required with respect to any applicable Payroll Taxes, (i) receipt by the Company of payment in full for such taxes immediately available funds in U.S. dollars (unless another currency is allowed under the governing Award Agreement or permitted by the Plan Administrator); or (ii) subject to Article Eleven, consideration other than cash where allowed under the governing Award Agreement or permitted by the Plan Administrator;  provided, however, the Plan Administrator may, in its sole discretion, permit a delay in full payment  for a period of up to thirty (30) days; and

(5)

such other documents, representations and undertakings as provided in the governing Award Agreement and/or which the Plan Administrator, in its absolute discretion, deems necessary or advisable pursuant to section 13.01.

10.02

Payments And Deliveries By Awardee In Exercise Of Stock Unit Awards Or Stock Appreciation Rights

The exercise of any Stock Unit Awards or Stock Appreciation Rights under this Plan pursuant to which an Awardee is entitled to receive cash payment shall be subject to the prior delivery to the Secretary of the Company at its principal executive offices following items:

(1)

a notice of exercise in the form attached to the governing Award Agreement or otherwise provided by the Company, duly signed by the Awardee or other Person then entitled to exercise the Award or portion thereof, and specifically stating the amount of cash to be paid with respect to governing Award Agreement; and

(2)

in the event that the Award or portion thereof shall be exercised by any Person other than the Awardee, appropriate proof of the right of such person or persons to exercise the Award or portion thereof.

10.03

Delays To Ascertain Satisfaction Of Applicable Governing Laws And For Administrative Convenience

Anything in this Article Ten to the contrary notwithstanding, (i) the Company shall not be required to issue or deliver to the Awardee any certificate or certificates representing Shares to be issued to, acquired or purchased by the Awardee until such time as all requirements or conditions imposed under any applicable Governing Laws are satisfied, and (ii) the Company shall not be required to issue or deliver to the Awardee any certificate or certificates representing Shares to be issued to, acquired  or purchased by the Awardee or make any cash payment to the Awardee with respect to Stock Unit Awards or Stock Appreciation Rights until the lapse of such reasonable period of time as the Plan Administrator may establish from time-to-time for administrative convenience.

Article Eleven
—
NON-CASH PURCHASE OR PAYROLL TAX CONSIDERATION

11.01

General

Payment of the purchase price (if any) to acquire or purchase Shares under any governing Award Agreement, and payment of any applicable Payroll Taxes may, to the extent provided for in such Award Agreement or if otherwise consented to by the Plan Administrator in writing, be paid using one or more of the following non-cash forms of payment in lieu of cash:

(1)

The surrender of Common Shares or other securities of the Company owned or held by the Awardee duly endorsed for transfer to the Company (provided that such Shares or securities have a Fair Market Value on the date of delivery equal to the purchase or acquisition price or Payroll Taxes or portion thereof to be satisfied by such shares);

(2)

a reduction in the amount of any Company liability to the Awardee, including any liability attributable to the Awardee’s participation in any Company-sponsored deferred compensation program or arrangement;

(3)

subject to section 11.02, delivery to the  Company of irrevocable instructions to a broker to promptly deliver to the Company an amount of sale or loan proceeds sufficient to pay the purchase or acquisition price.  Additionally, the Company will accept,  in  payment of the purchase or acquisition price shares, proceeds of a margin loan obtained by the  recipient from a broker,  provided  that the recipient has delivered to the Company irrevocable instructions to deliver share certificates directly to such broker upon payment of the purchase or acquisition price;

(4)

subject to section 11.02, a promissory note, loan or other extension of credit by the Company; or

(5)

such other good and valuable consideration and method of payment to the extent permitted under any applicable Governing Laws.

11.02

Promissory Notes, Loans Or Other Extensions Of Credit—Compliance With Section 13(k) Of The Exchange Act And Regulation G Of The Federal Reserve Board

(1)

Any promissory note, loan or other extension of credit by the Company shall be payable upon such terms as may be prescribed by the Plan Administrator in its sole discretion, including such form of promissory note and security to be given for such note.

(2)

To the extent that interest is required to be imputed under the Code, any promissory note, loan or other extension of credit by the Company shall bear interest at such rate as shall then preclude the imputation of interest under the Code.

(3)

Anything in section 11.01 to the contrary notwithstanding, in the event the Company is then a Reporting Company:

(i)

the Company shall not in connection with any Award directly or indirectly, including through any subsidiary, extend or maintain credit, or arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any Director or Executive Officer (or equivalent thereof) of the Company within the meaning of Section 13(k) of the Exchange Act, and rules promulgated thereunder by the SEC; and

(ii)

no Shares may be acquired or purchased by the delivery of a promissory note or by a loan from the Company if such loan or other extension of credit is prohibited by law at the time of acquisition or purchase or does not comply with the provisions of Regulation G promulgated by the Federal Reserve Board with respect to “margin stock” if the Company and the Awardee are then subject to such regulation.

Article Twelve
—
ASSIGNABILITY OF AWARDS

12.01

Definitions

When used in this Article Twelve, the following terms shall have the meanings set forth below (all terms used in this Plan that are not defined in Definitions:

“Transfer” means any transfer or alienation of an Award (including, if the Award is an Exercisable Award, any underlying Shares) which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, and regardless of payment or provision of consideration, including, by way of example and not limitation:  (1) the sale, assignment, bequest or gift of the Award; (2) any transaction that creates or grants an option, warrant, or right to obtain an interest in the Award; (3) any transaction that creates a form of joint ownership in the Award between the Awardee and one or more other Persons; (4) any Transfer of the Award to or for the benefit of a creditor of the Awardee, whether voluntary or involuntary or by operation of law, and whether by judgment, levy, attachment, garnishment, or any other legal or equitable proceeding (including bankruptcy), (5) any distribution by an Awardee which is an entity to its stockholders, partners, co-venturers or members, as the case may be; or (6) any distribution by an Awardee which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

12.02

Exercise of Exercisable Awards

An Exercisable Award may be exercised only by the original Awardee thereof or, to the extent a Transfer is permitted pursuant to this Article Twelve, by a permitted transferee of such Award.

12.03

Transfer of Exercisable Awards And Restricted Shares

(1)

Subject to the limited exceptions set forth in section 12.03(2), an Awardee may not Transfer an Exercisable Award or Transfer Restricted Shares (including Forfeitable Shares which are also Restricted Shares) unless:  (i) such Transfer is expressly permitted by the governing Award Agreement (and then only to the extent of such  transfer terms), or the Plan Administrator, in its sole and absolute discretion, otherwise consents to such Transfer in writing; and (ii) and such Transfer is effected in accordance with applicable Securities Laws pursuant to Article Twelve.

(2)

Subject to compliance with applicable Securities Laws pursuant to Article Twelve:

(i)

an Awardee who is a natural Person in the event of his divorce or legal separation may Transfer (except to the extent that the governing Award Agreement expressly prohibits such transfer) an Exercisable Award or Transfer Restricted Shares (including Forfeitable Shares which are also Restricted Shares) not subject to unsatisfied vesting conditions to his spouse pursuant to a Qualified Domestic Relations Order as defined by Section 414(p) of the Code; and

(ii)

the executor, administrator of estate, trustee or other legal representative of an Awardee who is deceased may Transfer (except to the extent that the governing Award Agreement expressly prohibits such Transfer) an Exercisable Award or Transfer Restricted Shares (including Forfeitable Shares which are also Restricted Shares) not subject unsatisfied vesting conditions to the legal heirs, successors or descendants of such deceased Awardee pursuant to his will, trust or other testamentary device or by operation of law, provided, however, in the case of an Incentive Option, such Transfer may only be effected to the extent permitted under Section 422(b)(5) of the Code.

12.04

Transfer Of Forfeitable Shares

Subject to compliance with applicable Securities Laws pursuant to Article Twelve, an Awardee may Transfer Shares which constitute Forfeitable Shares (but which are not also Restricted Shares), except to the extent that the governing Award Agreement expressly prohibits such transfer.

12.05

Transfers By Successors

Any Person who receives an Exercisable Award, Restricted Shares or Forfeitable Shares by way of Transfer pursuant to this Article Twelve, shall be subject to the same rules governing or prohibiting Transfers as if they were the original Awardee.

12.06

Effect Of Prohibited Transfer Or Exercise

Any Transfer or exercise of any Exercisable Award, Restricted Share or Forfeitable Share in violation of this Article Twelve shall be null and void ab initio and of no further force and effect.

Article Thirte
—
COMPLIANCE WITH GOVERNING LAWS AND SECURITIES EXCHANGES

13.01

General

The granting or issuance of any securities issued under or derivative from this Plan shall be subject to all applicable Governing Laws (including Securities Laws), including the obtaining of such approvals by any governmental agencies or any stock exchange or other market or system as may be required.

13.02

Exemption From Registration

Unless expressly stipulated in the governing Award Agreement, in no event shall the Company be required at any time to register any securities issued under or derivative from this Plan under the Securities Act (including, without limitation, as part of any primary or secondary offering, or pursuant to Form S-8) or to register or qualify any securities issued under or derivative from this Plan under any other Securities Laws.  In the event the Company does not register or qualify any securities issued under or derivative from this Plan, such securities shall be issued in reliance upon such exemptions from registration or qualification under such Securities Laws as may be applicable that the Company and its legal counsel, in their sole discretion, shall determine to be appropriate and necessary.  In the event the Company is unable to obtain, without undue burden or expense, such consents or approvals that may be required from any applicable regulatory authority (or may be deemed reasonably necessary or advisable by legal counsel for the Company) with respect to the applicable exemptions from registration or qualification under the applicable Securities Laws which the Company is reasonably relying upon, the Company shall have no obligation under this Agreement to issue or sell any securities issued under or derivative from this Plan until such time as such consents or approvals may be reasonably obtained without undue burden or expense, and the Company shall be relieved of all liability therefor; provided, however, the Company shall, if requested by the Awardee, rescind the Awardee’s investment decisions and return all funds or payments made by the Awardee to the Company should the Company fail to obtain such consents or approvals within a reasonable time after the Awardee tenders such funds or property to the Company.

13.03

Cooperation In The Event Of Registration

In the event that the Company shall deem it necessary or desirable to register any securities issued under or derivative from this Plan under the Securities Act under the Securities Act or any other applicable Securities Laws, then the Awardee shall as a condition of the Award cooperate with the Company and take such action as is necessary to effectuate such registration.

13.04

Provision Of Other Documents And Representations

If requested by the Company, the Awardee shall provide such further representations or documents as the Company or its legal counsel, in their reasonable discretion, deem necessary or advisable in order to effect compliance with the conditions of any and all of the aforesaid exemptions from registration or qualification under the applicable Securities Laws which the Company is relying upon, or with all applicable rules and regulations of any applicable stock exchange or other market or system on which the Common Shares are listed or quoted.  Unless the Company has determined that the following representation is unnecessary, each Awardee shall, as a condition to the receipt of an Award and the issuance of Shares, make a representation in writing to the Company:  (1) that he is acquiring such securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (2) that before any transfer in connection with the resale of such securities, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such securities may be transferred.  Unless waived by the Company, the Awardee shall also furnish to the Company an investment representation letter from an investment advisor with credentials reasonably acceptable to the Company to the effect that such purchaser representative has reviewed the Awardee’s proposed investment in any securities issued under or derivative from this Plan and has determined that an investment in such securities:  (i) is appropriate in light of the Awardee’s financial circumstances, (ii) that the purchaser representative and, if applicable, the Awardee, have such knowledge and experience in financial and business matters that such persons are capable o1 evaluating the merits and risks of an investment in such securities, and (iii) that the purchaser representative and, if applicable, the Awardee, have such business or financial experience to be reasonably assumed to have the capacity to protect the Awardee’s interests in connection with the grant, acquisition or purchase of such securities.

13.05

Legend On Shares

In the event the Company delivers any securities issued under or derivative from this Plan which are unregistered, the Company reserves the right to place the following legend or such other legend as it deems necessary the governing Award Agreement and any certificate or certificates evidencing Shares that may be issued to comply with the applicable Securities Laws being relied upon by the Company.

The securities represented by this [Award Agreement] [Certificate] have not been (1) registered under the United States Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration afforded by such act including, without limitation, Rule 701 to Section 3(b) of the Securities Act, or (2) registered under the securities laws of any state or territory of the United States or Province of

Canada which may be applicable, in reliance upon an exemption from registration afforded by such state, territorial and/or provincial securities laws.  These securities have been acquired for the holder’s own account for investment purposes and not with a view for resale or distribution. These securities may not be sold or transferred unless (A) they have been registered under the Securities Act as well as under the securities laws of any state or territory of the United States as may then be applicable, or (B) the transfer agent (or the Company if then acting as its transfer agent) is presented with either a written opinion satisfactory to counsel for the company or a no-action or interpretive letter from the United States Securities And Exchange Commission and any applicable state, territorial and/or provincial securities regulatory agency to the effect that such registration is not required under the circumstances of such sale or transfer.

Article Fourte
—
REPORTS

14.01

Financial Statements

The Company shall provide each Awardee with the Company’s financial statements, in the form generally distributed to its stockholders, at least annually.

14.02

Incentive Stock Option Reports

The Company shall provide, with respect to each holder of an Incentive Option who has exercised such Incentive Option, on or before January 31st of the year following the year of exercise of such Incentive Option, a statement containing the following information:  (1) the Company’s name, address, and taxpayer identification number; (2) the name, address, and taxpayer identification number of the Person to whom Shares were issued by the Company upon exercise of the Incentive Option; (3) the date the Incentive Option was granted; (4) the date the  Shares underlying the Incentive Option were issued pursuant to the exercise of the Incentive Option; (5) the Fair Market Value of the Shares on date of exercise; (6) the number of Shares issued upon exercise of the Incentive Option; (7) a statement that the Incentive Option was an incentive stock option; and (8) the total cost of the Shares.

Article Fiftee
—
ADJUSTMENTS

15.01

Recapitalization or Reclassification; Combination Or Reverse Stock Split; Forward Stock Split.

(1)

If:  (i) outstanding Common Shares are subdivided into a greater number of shares by reason of recapitalization or reclassification, or (ii) a dividend in Common Shares shall be paid or distributed in respect of the Common Shares, then the number of Shares, if any, available for issuance under this Plan, and any purchase or exercise price for the Shares in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased and reduced, respectively.

(2)

If outstanding Common Shares are combined into a lesser number of shares by reason of a combination or reverse stock split, then the number of Shares, if any, available for issuance under this Plan, and any purchase or exercise price for the Shares in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately reduced and increased, respectively.

15.02

Consolidation Or Merger; Exchange of Securities; Divisive Reorganization; Other Reorganization or Reclassification

In case of:  (1) the consolidation, merger, combination or exchange of shares of capital stock with another entity, (2) the divisive reorganization of the Company (i.e., split-up, spin-off or split-off), or (3) any capital reorganization or any reclassification of Common Shares (other than a recapitalization or reclassification described above in section 15.01), then each Awardee shall thereafter be entitled to acquire or purchase the kind and number of shares of capital stock or other securities or property of the Company (or its successor{s}) receivable upon such event by an Awardee of the number of Shares which the governing Award Agreement entitles the Awardee to acquire or purchase from the Company immediately prior to such event.  In every such case, the Company may appropriately adjust the number of Shares which may be issued under this Plan, the number of Shares which may be issued, acquired or purchased under any outstanding Awards theretofore granted under this Plan, the exercise or purchase price (if any) to acquire or purchase those Shares, and any and all other matters deemed appropriate by the Plan Administrator.

15.03

Adjustments Determined In Sole Discretion of Board

All adjustments to be made pursuant to the foregoing subsections shall be made in such manner as the Plan Administrator shall deem equitable and appropriate, the determination of the Plan Administrator shall be final, binding and conclusive.

15.04

No Other Rights To Awardee

Except as expressly provided in this Article Fifteen:  (1) the Awardee shall have no rights by reason of any subdivision or consolidation of shares of capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (2) the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation, or any issue by the Company of shares of capital stock of any class, or warrants or options or rights to purchase securities (including securities convertible into shares of capital stock of any class), shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares which the Awardee may acquire or purchase under an Award, or the exercise or purchase price (if any) for those Shares.  The grant of an Award pursuant to this Plan shall not in any way affect or impede the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

Article Sixtee
—
AMENDMENT AND DISCONTINUATION OF PLAN;
MODIFICATION OF AWARDS

16.01

Amendment, Modification Or Termination of Plan

The Board may amend or modify this Plan or suspend or discontinue this Plan at any time or from time-to-time; provided, however:  (1) no such action may adversely alter or impair any Award previously granted under this Plan to any material extent without the consent of each Awardee affected thereby, (2) no action of the Board will cause Incentive Options granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose; and (3) shareholder approval or ratification is required (i) to increase the Stock Pool or to extend the term under which the Plan Administrator may grant Awards, or (ii) where required under any applicable Governing Laws or the rules of any exchange or market.

16.02

Modification Of Terms Of Outstanding Awards

The Plan Administrator in his sole discretion modify, amend or waive the terms and conditions of any outstanding Awards granted under this Plan (but, in the case of Incentive Options, only to the extent permitted under Section 422 of the Code), including by way of example and not limitation: (1) renew Awards, (2) reprice the exercise or purchase price for Options, (3) waive, defer, accelerate or suspend exercisability, vesting, payment, transfer, repurchase or forfeiture conditions, restrictions or limitations, or (4) accept the tender or surrender of outstanding Awards or authorize the grant on new Awards in substitution therefore; provided, however, no such renewal, waiver, amendment, modification or substitution may, without the consent of the Awardee affected thereby, adversely alter or impair such Awardees rights under the outstanding Award to any material extent.

16.03

Compliance With Laws.

Anything in this Article Sixteen to the contrary notwithstanding, the Plan Administrator may, at any time or from time-to-time, without receiving further consideration from, or paying any consideration to, any Person who may become entitled to receive or who has received the grant of an Award hereunder, modify or amend Awards granted under this Plan as required to:  (1) comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or Awards thereunder or to comply with the rules or requirements of any stock exchange or other market or system on which the Common Shares are traded or quoted and/or (2) ensure that this Plan is and remains exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the corresponding provisions of the Internal Revenue Code of 1986, as amended (Subchapter D of Title A, Chapter 1 of the Code {encompassing Sections 400 to 420 of the Code}).

Article Sevent
—
MISCELLANEOUS

17.01

Law Of Interpretation

This Plan and the rights and remedies of each party arising out of or relating to this Plan (including, without limitation, equitable remedies) shall (with the exception of compliance with applicable Securities Laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Delaware, as if this Plan were made, and as if its obligations are to be performed, wholly within the State of Delaware.

17.02

Indemnification

To the extent permitted by law, each person who is or shall have been a member of the Board or Plan Administrator shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the approval of the Company approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or any Parent or Subsidiary may have to indemnify them or hold them harmless.

17.03

Rights Of Holders Of Exercisable Awards

Until such time as Shares are issued to an Awardee in connection with his exercise of an Exercisable Award, such Awardee shall not be, nor shall such Awardee have any of the rights or privileges of, a stockholder of the Company with respect to such Shares including, by way of example and not limitation, the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends, distributions, subscription rights or otherwise.

17.04

Non-Liability For Debts

No Awards granted under this Plan, or any part thereof, shall be liable for the debts, contracts, or engagements of a Awardee, or such Awardee’s successors in interest as permitted under this Plan.

17.05

Performance On Business Day

In the event the date on which a party to this Plan is required to take any action under the terms of this Plan is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.

17.06

Relationship Of Plan To Other Equity-Based Compensation Plans

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary.  Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to shareholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

17.07

No Funding Obligation

The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.

17.08

Severability

If any term or provision of this Plan or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:  (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Plan, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Plan (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

17.09

Headings; References; Incorporation; Gender; Statutory References

The headings used in this Plan are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Plan or any provision hereof.  References to this Plan shall include all amendments or renewals thereof.  All cross-references in this Plan, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Plan, and shall not be construed to be referenced to the overall transaction or to any other agreement or document.  Any Exhibit referenced in Plan shall be construed to be incorporated in this Plan by such reference.  As used in this Plan, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.  Any reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.